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                                  EXHIBIT 10.20

                             SECOND AMENDMENT TO THE
                              EMPLOYMENT AGREEMENT
                                OF BRAD LEUSCHNER



         This Second Amendment to the Employment Agreement ("Employment Agreement") of Brad Leuschner, made this 31ST day of October, 2002, is by and between ICO, Inc., a Texas corporation with offices at 5333 Westheimer, Suite 600, Houston, Texas 77056; and Brad Leuschner, a Texas resident ("Employee").


         1. Paragraph 4 of the Employment Agreement, entitled "Compensation," is hereby amended, effective as of November 1, 2002, to read as follows:

              "For the services to be rendered to Company pursuant to this Agreement, Company shall pay Employee a salary in the amount of One Hundred and Forty Thousand Dollars and no/100 ($140,000.00) per annum, less all required deductions, including but not limited to federal withholding, social security, and other taxes, which salary shall be payable bi-weekly on the Company's regular payroll schedule. During the term of this Agreement, Employee's salary shall be reviewed at least annually.

              In lieu of use of a Company vehicle, and maintenance, repair, insurance, and fuel charges associated therewith, the Employee shall receive a monthly vehicle allowance in the sum of $1,190.00 ("Vehicle Allowance"), paid in advance on the first payday of each month. The Vehicle Allowance shall be periodically adjusted to reflect inflation. As reimbursement for fuel and vehicle-related charges incurred by Employee when using Employee's personal vehicle on Company business, Employee shall be reimbursed at the IRS reimbursement rate of $0.365 per mile (or the prevailing rate)."

         2. All terms and conditions in the Employment Agreement that are not amended or supplemented pursuant to paragraph 1 above continue to be in full force and effect between Employee and ICO, Inc.



AGREED AND ACCEPTED:

ICO, INC.

By:   /s/ Jon C. Biro                               /s/   Brad Leuschner
    --------------------------                      --------------------------
                                                    BRAD LEUSCHNER
Printed Name: Jon C. Biro

Title: CFO and Treasurer



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